Exhibit 32.2
Certification of Chief Financial Officer Pursuant to
Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934
and 18 U.S.C. Section 1350
I, Robert J. Krist, Chief Financial Officer of Endologix, Inc. ( the “Company”), certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 that:
(1)	The Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 (the “Quarterly Report”) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)); and
(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 1, 2008	By:	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer

This certification accompanies the Quarterly Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.